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                                                                    EXHIBIT 10.1




                            AMERICAN MEDSERVE CORPORATION
                                 STOCK INCENTIVE PLAN

                            (Established October 15, 1996)

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                                  TABLE OF CONTENTS

Section 1.    Purpose.........................................................1

Section 2.    Definitions.....................................................1

Section 3.    Administration..................................................2

Section 4.    Common Stock Subject to Plan....................................3

Section 5.    Eligibility.....................................................3

Section 6.    Options.........................................................4

Section 7.    Stock Awards....................................................5

Section 8.    Stock Appreciation Rights.......................................6

Section 9.    Treatment of Options Upon Termination...........................6

Section 10.   Adjustment Provisions...........................................8

Section 11.   Term of Plan....................................................8

Section 12.   General Provisions..............................................9

Section 13.   Amendment or Discontinuance of the Plan........................10

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                            AMERICAN MEDSERVE CORPORATION
                                 STOCK INCENTIVE PLAN

                            (ESTABLISHED OCTOBER 15, 1996)


SECTION 1.    PURPOSE.

    The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward key employees, non-employee directors and other non-employees who have an ongoing consultant or independent contractor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

SECTION 2.    DEFINITIONS.

    BOARD:  The Board of Directors of the Company.

    CODE:  The Internal Revenue Code of 1986, as amended.

    COMMITTEE: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.

    COMMON STOCK: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.

    COMPANY: American Medserve Corporation, a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

    COVERED EMPLOYEE: A Participant who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related regulations for the year in which an Incentive is taxable to such employee and for whom the Committee intends that such Incentive qualify for the performance-based compensation exemption under Code Section 162(m).

    DISABLED OR DISABILITY:  Permanent and total disability, as defined in Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of employment or, in the case of a non-employee Participant, prior to the termination of the consulting or independent contractor relationship between such Participant and the Company.

    FAIR MARKET VALUE: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as described in

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Treasury Regulation Section 20.2031-2(b)(1), as reported in the Wall Street
Journal or a similar publication selected by the Committee.

    INCENTIVE STOCK OPTION: An Option that is intended to qualify as an "incentive stock option" under Code Section 422.

    INCENTIVES: Options (including Incentive Stock Options), Stock Awards and Stock Appreciation Rights.

    NONQUALIFIED STOCK OPTION:  An Option that is not an Incentive Stock
Option.

    OPTION: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

    PARTICIPANT: An employee of the Company (including any employee who is a member of the Board) or any non-employee member of the Board or non-employee consultant or advisor to the Company whose participation in the Plan is determined by the Board to be in the best interest of the Company.

    PLAN: The American Medserve Corporation Stock Incentive Plan, as amended from time to time.

    RESTRICTED SHARES: Shares of Common Stock issued subject to restrictions pursuant to Section 7(b).

    RETIREMENT: Termination of employment upon "retirement," as determined by the Committee in accordance with the Company's then existing policies.

    STOCK APPRECIATION RIGHT:  An award granted to a Participant pursuant to
Section 8.

    STOCK AWARD:  An award of Common Stock granted to a Participant pursuant to
Section 7.

SECTION 3.    ADMINISTRATION.

    (a) COMMITTEE. The Plan shall be administered by the Committee. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director," as defined therein. To the extent required to comply with the performance-based compensation exemption under Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director," as defined therein.

    (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to approve individuals for participation; to approve in advance the grant of any Incentive; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Incentive or the termination of any restriction under any Incentive. Incentives may be subject to such provisions as the Committee shall deem advisable,


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and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without such holder's consent, and no amendment, as it applies to any Covered Employee, shall be made that would cause an Incentive granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations (to the extent such Incentive is intended to satisfy this exemption when granted).

    (c) POWERS OF THE COMMITTEE. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

    (d) INDEMNIFICATION. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive awarded under it. To the maximum extent permitted by applicable law, each Committee or Board member shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

SECTION 4.    COMMON STOCK SUBJECT TO PLAN.

    The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 1,150,000, as adjusted in accordance with the provisions of
Section 10. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan without the issuance of shares or the payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for new Incentives hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 12(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) or the purchase price of any other Incentive shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.    ELIGIBILITY.

    Incentives may be granted under the Plan to any employee of the Company, including employees who are officers and/or members of the Board, to any non-employee director of the Company, and to any non-employee who is a consultant or advisor to the Company whose participation the Committee determines is in the best interest of the Company (collectively, "Participants"). The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Incentives shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Incentive, the duration and specific terms of each Incentive, including the exercise price under each Option, the time or


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times within which (during the term of the Option) all or portions of each
Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

SECTION 6.    OPTIONS.

    Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options. However, no Incentive Stock Option shall be granted to any individual who is not an employee of the Company. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

    (a) OPTION PERIOD. Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Stock Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

    (b) EXERCISE PRICE. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and, in the case of Incentive Stock Options and in the case of Options granted to Covered Employees, shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

    (c) VESTING OF OPTIONS. No part of any Option may be exercised until the grantee shall have satisfied the vesting conditions (E.G., such as remaining in the employ of the Company for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(e), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

    (d) PAYMENT. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (upon such exercise) of Common Stock having a Fair Market Value equal to the exercise price or (iv) by a combination of (i), (ii), and (iii).

    (e)       OTHER RULES APPLICABLE TO INCENTIVE STOCK OPTIONS.

         (i) GRANT PERIOD. Consistent with Section 11, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

         (ii) TEN PERCENT OWNER. If a Participant on the date that an Incentive Stock Option is granted owns, directly or indirectly, within the meaning of Section 424(d) of


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    the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

         (iii) EMPLOYEE STATUS. To retain favorable Incentive Stock Option tax treatment, the Option holder must at all times from the date the Option is granted through a date that is no more than three months prior to the date it is exercised (or no more than one year prior to the date it is exercised if the Option holder terminates employment due to death or Disability) remain an employee of the Company. For this purpose, authorized leaves of absence shall not be deemed to sever the employment relationship.

         (iv) LIMITATIONS ON DISPOSITIONS. To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

         (v) VALUE OF SHARES. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

    (f) COVERED EMPLOYEE LIMITATION. Options for more than 200,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee.

SECTION 7.    STOCK AWARDS.

    (a) GRANT OF STOCK AWARDS. Stock Awards may be made to Participants on terms and conditions fixed by the Committee. Stock Awards may be in the form of unrestricted shares of Common Stock or in the form of Restricted Shares authorized pursuant to Section 7(b). The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award.

    (b) RESTRICTED SHARES. Restricted Shares may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee.

    (c) STOCK AWARDS TO COVERED EMPLOYEES. For purposes of satisfying the performance-based compensation exemption under Code Section 162(m), the Committee may condition the grant of any Stock Award to any Covered Employee or the vesting or lapse of restrictions of any Restricted Shares granted to any Covered Employee upon the attainment of one or more pre-established performance goals. In so doing, the committee shall set the specific performance goals on or about the beginning of the relevant performance period and, after the


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relevant performance period has ended, it shall determine the extent to which the relevant performance goals have been satisfied and the resulting Stock Awards. The objective performance criteria upon which performance goals may be based shall consist of the following: total stockholder return, return on equity, return on capital, return on assets, return on investment, net income, operating income, earnings per share, market share, stock price, sales, costs, net income, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, and operating and maintenance cost management.
Such performance goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. Stock Awards for more than 200,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee.

SECTION 8.    STOCK APPRECIATION RIGHTS.

    (a) GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Stock Appreciation Rights for more than 200,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee.

    (b) VALUE OF STOCK APPRECIATION RIGHTS. The holder of a Stock Appreciation Right granted in connection with an Option, upon surrender of the Option, will receive cash or shares of Common Stock equal in value to the excess of the Fair Market Value on the exercise date over the Option's exercise price, multiplied by the number of shares covered by such Option. The holder of a Stock Appreciation Right granted independent of an Option, upon exercise, will receive cash or shares of Common Stock equal in value to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date, multiplied by the number of shares covered by the Stock Appreciation Right.

SECTION 9.    TREATMENT OF OPTIONS UPON TERMINATION.

    (a) TERMINATION DUE TO DISABILITY OR DEATH. Upon termination of the employment of an employee Participant or upon the termination of the Board membership or consulting or advisor relationship of a non-employee Participant by reason of Disability or death, the following provisions shall apply:

         (i) Options and Stock Appreciation Rights (to the extent vested prior to such Disability or death or to the extent vesting is accelerated by the Committee) shall be exercisable by the Participant (or, in the case of death, by his or her estate) during the one-year period commencing on the date of termination, but not later than the expiration of the term of the Options or Stock Appreciation Rights.

         (ii) Unvested Stock Awards shall be forfeited unless the terms of the Stock Award provide otherwise or unless the Committee, in its discretion, waives this forfeiture provision.


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         (iii)     The Committee, in its discretion, may accelerate the vesting of any Option, Stock Appreciation Right or Stock Award upon the Participant's Disability or death.

    (b) TERMINATION DUE TO RETIREMENT. Upon termination of the employment of an employee Participant by reason of Retirement or upon the termination of the Board membership of a non-employee Participant by reason of Retirement, the following provisions shall apply:

         (i) Incentive Stock Options (to the extent vested prior to such Retirement or to the extent vesting is accelerated by the Committee) shall be exercisable by the Participant during the three-month period commencing on the date of Retirement, but not later than the expiration of the term of the Options. If a Participant dies during such three-month period, such Participant's estate may exercise the Incentive Stock Options (to the extent such Options were vested and exercisable prior to death) during the one-year period commencing on the date of death, but not later than the expiration of the term of the Options.

         (ii) Nonqualified Stock Options and Stock Appreciation Rights (to the extent vested prior to such Retirement or to the extent vesting is accelerated by the Committee) shall be exercisable by the Participant during the one-year period commencing on the date of Retirement, but not later than the expiration of the term of the Options or Stock Appreciation Rights.

         (iii) Unvested Stock Awards shall be forfeited unless the terms of the Stock Award provide otherwise or unless the Committee, in its discretion, waives this forfeiture provision.

         (iv) The Committee, in its discretion, may accelerate the vesting of any Option, Stock Appreciation Right or Stock Award upon the Participant's Retirement.

    (c) INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE. Upon the involuntary termination of the employment of an employee Participant or upon the involuntary termination of the Board membership or consulting or advisor relationship of a non-employee Participant for any reason other than for substantial cause (defined below), Disability, death or Retirement, the following provisions shall apply:

         (i) Options and Stock Appreciation Rights (to the extent vested prior to such involuntary termination or to the extent vesting is accelerated by the Committee) may be exercised by the Participant during the three-month period commencing on the date of termination, but not later than the expiration of the term of the Options or Stock Appreciation Rights. If a Participant dies during such three-month period, such Participant's estate may exercise the Options or Stock Appreciation Rights (to the extent such Options or Stock Appreciation Rights were vested and exercisable prior to death) during the one-year period commencing on the date of death, but not later than the expiration of the term of the Options or Stock Appreciation Rights.


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         (ii)      Unvested Stock Awards shall be forfeited unless the terms of the Stock Award provide otherwise or unless the Committee, in its discretion, waives this forfeiture provision.

         (iii) The Committee, in its discretion, may accelerate the vesting of any Option, Stock Appreciation Right or Stock Award upon the Participant's involuntary termination.

    (d) VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE. Upon the voluntary termination of the employment of an employee Participant or upon the voluntary termination of the Board membership or consulting or advisor relationship of a non-employee Participant or upon the involuntary termination of an employee, Board member, consultant or advisor for "substantial cause," the Participant's right to exercise his or her Options or Stock Appreciation Rights shall terminate and any unvested Stock Awards shall be forfeited as of the effective date of such voluntary termination or at the time notice of involuntary termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

         (i) The commission of an action against or in derogation of the interests of the Company which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

         (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company or by law;

         (iii)     Divulging the Company's confidential information; or

         (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 10.   ADJUSTMENT PROVISIONS.

    In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Incentives, and (c) the appropriate Fair Market Value and other price determinations applicable to Incentives. The Committee shall make all determinations under this Section 10, and all such determinations shall be conclusive and binding.

SECTION 11.   TERM OF PLAN.

    The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or until no Common Stock remains available for issuance under Section 4, whichever occurs first.


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SECTION 12.   GENERAL PROVISIONS.

    (a) EMPLOYMENT. Nothing in the Plan or in any related instrument shall confer upon any employee Participant or upon any other employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee Participant or any other employee with or without cause.

    (b) LEGALITY OF ISSUANCE OF SHARES. No Common Stock shall be issued pursuant to any Incentive unless and until all legal requirements applicable to such issuance have been satisfied.

    (c) OWNERSHIP OF COMMON STOCK ALLOCATED TO PLAN. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

    (d) GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

    (e) WITHHOLDING OF TAXES. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or any portion of such income tax liability, an Incentive holder may elect to surrender Common Stock previously acquired by the holder or to have the Company withhold Common Stock that would otherwise have been issued to the holder pursuant to the exercise of an Option or in connection with any other Incentive, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive.

    (f) NON-TRANSFERABILITY. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option or other Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature.

    (g) NO IMPLIED RIGHTS. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.

    (h) SUCCESSORS. All obligations of the Company under the Plan, with respect to Incentives granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.


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SECTION 13.   AMENDMENT OR DISCONTINUANCE OF THE PLAN.

    (a) AMENDMENT OR DISCONTINUANCE. The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Incentive granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not
(i) materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 10 hereof), (ii) amend any other provision of the Plan, the amendment of which would require stockholder approval by the standards of NASDAQ or any other stock exchange upon which the Common Stock is then listed, or (iii) amend any other provision of the Plan, the amendment of which would require stockholder approval in order to continue to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations with respect to any Incentive awarded to any Covered Employee.

    (b) EFFECT OF AMENDMENT OR DISCONTINUANCE ON OUTSTANDING OPTIONS. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall materially and adversely affect any outstanding Incentive theretofore granted without the consent of the holder thereof.


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